UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: January 20, 2006

FIRSTBANK CORPORATION
(Exact Name of Registrant as Specified in Charter)

Michigan (State or Other Jurisdiction of Incorporation)	000-14209 (Commission File Number)	38-2633910 (IRS Employer Identification No.)

311 Woodworth Avenue Alma, Michigan (Address of principal executive office)	48801 (Zip Code)

Registrant’s telephone number,
including area code: (989) 463-3131

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 1.01 AND ITEM 2.03.

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

Introduction

On January 20, 2006, Firstbank Corporation (“Firstbank”) entered into several agreements providing for the private sale of Capital Securities by its newly formed Delaware trust subsidiary, Firstbank Capital Trust II (the “Trust”) to Bear, Stearns & Co. Inc. (the “Purchaser”). The sale of the Capital Securities to the Purchaser for $10,000,000 was completed on January 20, 2006. The agreements provide for the Trust to sell $310,000 of Common Securities to Firstbank, which was completed on January 20, 2006. The proceeds of the Capital Securities were used by the Trust on January 20, 2006 to purchase the Junior Subordinated Debt Securities described below that were issued by Firstbank.

Firstbank will use approximately $7.5 million of the proceeds from its Junior Subordinated Debt Securities to pay down the balance on Firstbank’s line of credit. Firstbank had borrowed under its line of credit to finance its acquisition of Keystone Community Bank.

The principal agreements that Firstbank has entered into in connection with this trust preferred transaction are briefly described below.

Junior Subordinated Indenture

On January 20, 2006, Firstbank entered into an Indenture (the “Indenture”) with Wells Fargo Bank, National Association as trustee. The Indenture provides for the issuance by Firstbank of Junior Subordinated Debt Securities due 2036 (the “Junior Subordinated Debt Securities”) aggregating $10,310,000 in principal amount. The Junior Subordinated Debt Securities bear an initial fixed interest rate of 6.049% per annum which will remain fixed until April 7, 2011. After April 7, 2011, the Junior Subordinated Debt Securities will bear interest at the three-month LIBOR rate plus 1.27%. Interest is payable on each January 7, April 7, July 7 and October 7.

Under the Indenture, Firstbank has the option, as long as it is not in default under certain specified provisions of the Indenture, at any time and from time to time, to defer the payment of interest on the Junior Subordinated Debt Securities for up to twenty consecutive quarterly interest payment periods. During any such extension period, or while an event of default exists under the Indenture, the Indenture imposes restrictions on Firstbank’s ability to declare or pay dividends or distributions on, or to redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock, or to make payments of principal, interest or premium on, or repay, repurchase or redeem, any debt securities it may issue that rank equal or junior to the Junior Subordinated Debt Securities.

The Junior Subordinated Debt Securities mature 30 years after their date of issuance, and can be redeemed in whole or in part by Firstbank, at its option, at 100% of their principal amount and accrued and unpaid interest, at any time after the fifth anniversary of the first interest payment date. Firstbank may also redeem the Junior Subordinated Debt Securities in full, at its option, at 100% of their principal amount and accrued and unpaid interest during the continuance of certain “capital treatment events,” “investment company events” or “tax events” specified in the Indenture. The payment of principal and interest on the Junior Subordinated Debt Securities is subordinate and subject to the right of payment of all Senior Debt of Firstbank as provided for in the Indenture.

The holders of 25% or more of the outstanding principal amount of the Junior Subordinated Debt Securities, or the trustee for such holders, may by notice to Firstbank (and in some cases also to the trustee) declare the principal amount of all of the Junior Subordinated Debt Securities of that series due and payable immediately upon the occurrence of certain events of default specified in the Indenture. These events of default include (i) failure to pay any interest when due following the nonpayment of any such interest for twenty or more consecutive quarterly interest payment periods, and (ii) certain acts of Firstbank or the entry of a specified court order regarding Firstbank, relating to bankruptcy, insolvency, reorganization, appointment of a receiver or liquidator, or similar matters. In some cases the holders of at least 25% of the liquidation amount of the Capital Securities of the Trust that holds the series of Junior Subordinated Debt Securities may have rights to accelerate the maturity of the Junior Subordinated Debt Securities, if upon the occurrence of a specified event of default, the holders of the Junior Subordinated Debt Securities do not take action to do so.

The Indenture provides for the payment of reasonable compensation of the trustee under the Indenture and of its expenses. It also provides for Firstbank’s indemnification of the trustee and its affiliates, and their officers, directors, shareholders, agents, representatives and employees against loss, damage, and other liabilities relating to the trust or performance of its duties.

On January 20, 2006, Firstbank issued $10,310,000 of Junior Subordinated Debt Securities to Wells Fargo Bank, as Property Trustee under the Amended and Restated Trust Agreement dated January 20, 2006 described below, and received payment of $10,310,000.

Amended and Restated Trust Agreement

On January 20, 2006, Firstbank entered into an Amended and Restated Trust Agreement for the Trust among Firstbank, as Depositor, Wells Fargo Bank, National Association, as Property Trustee, Wells Fargo Delaware Trust Company, as Delaware Trustee, and Thomas R. Sullivan and Samuel G. Stone as Administrative Trustees (the “Trust Agreement”). Each of the Administrative Trustees is an officer of Firstbank.

The Trust Agreement provides for the issuance of two classes of Trust Securities. These two classes are Capital Securities (“Capital Securities”) and Common Securities (“Common Securities”). The Capital Securities have an aggregate liquidation amount of $10,000,000; and the Common Securities have an aggregate liquidation amount of $310,000. The Trust Agreement provides for distributions to be paid on the Capital Securities and the Common Securities, based on the liquidation amount of the outstanding Trust Securities, at the same rates and times as interest is payable on the Junior Subordinated Debt Securities issued by Firstbank to the Property Trustee under the Trust. Each Trust Security has a liquidation amount of $1,000. The Capital Securities are issued in minimum denominations of $100,000 of liquidation amount, and integral multiples of $1,000. Maturity, redemption, and acceleration features for the Trust Securities correspond with those of the Junior Subordinated Debt Securities. Payment of distributions on, and the redemption price and liquidation distributions on the Common Securities is subordinated to the payment of such amounts on the Capital Securities.

The Trust Agreement provides for the payment of reasonable compensation of the trustees and payment of their expenses. It also provides for Firstbank’s indemnification of each trustee and its affiliates, and their officers, directors, shareholders, agents, representatives and employees, against loss, damage, and other liabilities relating to the Trust or performance of a trustee’s duties.

On January 20, 2006, the Trust sold $310,000 of Common Securities to Firstbank and $10,000,000 of Capital Securities to the Purchaser. The proceeds were used by the Trust to purchase $10,310,000 of Junior Subordinated Debt Securities from Firstbank, which were registered in the name of the Property Trustee on behalf of the Trust. The sale of the $10,000,000 of Capital Securities authorized by the Trust Agreement was made to the Purchaser pursuant to the terms of a Placement Agreement dated January 18, 2006 described below.

Placement Agreement

On January 18, 2006, Firstbank and the Trust entered into a Placement Agreement (the “Placement Agreement”) with Bear, Stearns & Co. Inc. (“Bear Stearns”). The Placement Agreement provides Bear Stearns with the exclusive right to arrange for the sale to the Purchaser of the Capital Securities for a purchase price of $10,000,000. The Placement Agreement provides that no commission is paid by Firstbank to Bear Stearns, and for the allocation of transaction expenses between Firstbank and Bear Stearns. It also provides for indemnification of Bear Stearns, its affiliates and the Purchaser against specified losses, claims, damages and liabilities related to the transaction. Pursuant to the Placement Agreement, the $10,000,000 of Capital Securities was sold to the Purchaser by the Trust on January 20, 2006. It also requires that the proceeds of the Capital Securities and the Common Securities of the Trust be used to purchase the corresponding series of Junior Subordinated Debt Securities from Firstbank. The Placement Agreement also provides for the forms of opinions of counsel that are to be delivered in connection with the closing of the Capital Securities. The Purchase Agreement provides that Capital Securities will be guaranteed by Firstbank, on a subordinated basis, with respect to distributions and amounts payable upon liquidation, redemption or repayment pursuant to the terms of a Guarantee Agreement, which is described below.

Guarantee Agreement

On January 20, 2006, Firstbank, as Guarantor, entered into a Guarantee Agreement with Wells Fargo Bank, National Association, as Guarantor Trustee, for the benefit of the holders from time to time of the Capital Securities. Pursuant to the Guarantee Agreement, Firstbank unconditionally agrees to pay to the holders of the Capital Securities (to the extent not paid by or on behalf of the Trust, and without duplication), amounts due and payable under the Capital Securities, to the extent that the Trust has funds available for such payment at the time. The Guarantee Agreement also provides for Firstbank’s payment to the Guarantee Trustee of reasonable compensation from time to time, and for Firstbank to indemnify and hold harmless the Guarantee Trustee and its officers, directors, shareholders, employees, representatives and agents from losses, damage, and other liabilities in connection with its service as Guarantee Trustee. Firstbank’s obligations under the Guarantee Agreement are subordinate and junior in right of payment to all of Firstbank’s Senior Indebtedness.

Press Release

On January 20, 2006, Firstbank issued a press release regarding the issuance of the Capital Securities. A copy of the press release is filed as Exhibit 99.1 to this report.

The Capital Securities, the Common Securities, the Junior Subordinated Debt Securities and the Guarantee Agreement have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)     Exhibits.

Exhibit Number	Description

99.1	Press Release of Firstbank Corporation dated January 20, 2006 regarding issuance of trust Capital Securities

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 23, 2006	FIRSTBANK CORPORATION (Registrant) By: /s/ Samuel G. Stone ——————————————— Samuel G. Stone Executive Vice President and CFO

EXHIBIT INDEX

99.1	Press Release of Firstbank Corporation dated January 20, 2006 regarding the issuance of trust Capital Securities.